February 5, 1999



ALEXANDER & BALDWIN, INC.
A & B HAWAII, INC.
822 Bishop Street
Honolulu, Hawaii 96801

      Re:   First Amendment to Private Shelf Agreement
            ------------------------------------------

Gentlemen:

     Reference is made to the Private Shelf Agreement (the "Agreement") dated as of August 2, 1996 between Alexander & Baldwin, Inc. and A&B-Hawaii, Inc. (collectively, the "Companies"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate (as defined in the Agreement) which may become bound by certain provisions of the Agreement, on the other hand.

     Pursuant to the request of the Companies and paragraph 11C, Prudential and the Companies hereby agree that the Agreement shall be amended as follows:

     1. Paragraph 1 is amended by deleting the reference therein to "$50 million" and substituting therefor a reference to "$65 million".

     2. Paragraph 2B(2)(i) is amended by deleting clause (i) appearing therein in its entirety and substituting therefor a reference to "March 1, 2002".

     3. Paragraph 2B(2)(ii) is amended by deleting the existing text thereof in its entirety and substituting therefor the words "intentionally omitted".

     4. Paragraph 2B(5) is amended by deleting the reference therein to "30 minutes" and substituting a reference to "5 minutes".

     5. Paragraph 2B(8)(ii) is amended by deleting the phrase "prior to January 1, 1997" and substituting therefor the phrase "after March 1, 1999 and prior to March 1, 2000".

     6. Clause (ii) of paragraph 3A is amended by adding the following phrase immediately after the word "Agreement" appearing in the second line of text thereof: ", the first amendment to this Agreement".

     7. Paragraph 3D is amended by deleting the reference therein to "Regulation G" and substituting therefor a reference to "Regulation U".

     8.   Paragraph 6B(6) is amended by deleting the existing test of clause
          (iii) in its entirety and substituting therefor the words "intentionally omitted".

     9.   Paragraph 6B(9) is amended by deleting the existing text of clause
          (i) thereof in its entirety and substituting therefor the words "intentionally omitted".

     10. Paragraph 8I is amended by (i) deleting each reference therein to "Regulation G" and substituting in each case a reference to "Regulation U" and (ii) deleting the reference therein to "12 CFR
          Part 207" and substituting therefor a reference to "12 CFR Part 221".

     11. The defined term "Prudential Affiliate" appearing in paragraph 10B is amended and restated in its entirety as follows:

          "PRUDENTIAL AFFILIATE" shall mean (i) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, Prudential and (ii) any investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition.

     The Companies and Prudential hereby acknowledge and agree that the current Available Facility Amount (as such term is defined in the Agreement) is $50 million.

     The foregoing amendments to the Agreement shall be effective as of March 1, 1999 upon Prudential's receipt of (i) an original counterpart of this letter agreement as executed on behalf of each of the Companies and (ii) a check of either of the Companies in the amount of $35,000 in payment of Prudential's processing fee. Both such conditions must be satisfied on or before March 1, 1999.

                              Sincerely,

                              THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA

                              By:  /s/ Stephen J. DeMartini
                              Its: Vice President

Accepted and agreed:          Accepted and agreed:

ALEXANDER & BALDWIN, INC.     A&B-HAWAII, INC.

By: /s/ G. R. Rogers          By: /s/ G. R. Rogers
Title: Executive Vice         Title: Senior Vice President
President and Chief                 and Chief Financial Officer
Financial Officer